EXHIBIT 99.1

[IEXALT INC. LOGO]

FOR IMMEDIATE RELEASE

    TOMPKINS RESIGNS AS CHAIRMAN AND CEO OF IEXALT INC.; SAPAUGH NAMED AS
                                   REPLACEMENT

HOUSTON (September 14, 2000) - iExalt, Inc. (OTC BB:IXLT) today announced the resignation of Chairman and Chief Executive Officer Jack I. Tompkins. Both the board of directors and Tompkins said the resignation resulted from philosophical management differences. Donald W. Sapaugh, who was President of iExalt, was elected as its Chairman and Chief Executive Officer.

Tompkins said, "My decision to resign was a result of some differences of opinion on management-related issues. Although these were routine issues and had nothing to do with operating performance or accounting principles, they were important to me and to the board. Accordingly, I felt the best course of action for all parties was for me to resign." Tompkins also said that he will assist in achieving an orderly and effective management transition.

In addition, Chief Operating Officer Kirwin Drouet and board member Jim P. Wise also submitted resignations, citing similar reasons.

"We're very grateful for Jack's achievements and leadership and for the contributions of Kirwin and Jim as well," said Sapaugh. "As a founding shareholder, Jack has been the prime mover in building the company to this point.

"However, we have an experienced and deep management team that will ensure our continued ability to compete in our markets," said Sapaugh. "We expect to continue developing new products, grow our existing divisions and position ourselves as an online community for Christians. Our primary goal is to continue to improve our operating results and increase revenues as we increase our penetration of the Christian products and services markets. The company has made numerous acquisitions over past 12 months, so we have significant critical mass, which continues to make us highly optimistic about the long-term future and success of iExalt. My immediate task, however, is to see that our near-term working capital needs are met, and then to arrange and conclude adequate, permanent financing for the company."

Tompkins was part of the seven-member board and served as Chairman and Chief Executive Officer since the inception of the company in 1999. Sapaugh is also a founding shareholder and board member.

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TOMPKINS RESIGNS; SAPAUGH NAMED REPLACEMENT                               PAGE 2

Headquartered in Houston, iExalt, Inc. was formed to provide Christian products and services that enrich both life and faith. iExalt's family of companies includes filtered Internet access; Christian Happenings, a Christian events magazine; www.ChristianSpeakers.com, the nation's leading Christian speakers bureau; iExalt Electronic Publishing, a digital content library; Life Perspectives, a nationally recognized daily radio program; iExaltFamily, a Christian financial services organization; and PremierCare, healthcare management services for senior adults. For more information about the company, visit www.iExalt.com.

THE STATEMENTS CONTAINED IN THIS NEWS RELEASE THAT ARE NOT HISTORICAL FACT ARE "FORWARD-LOOKING STATEMENTS" WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "BELIEVES," "EXPECTS," "MAY," "WILL," "SHOULD," OR "ANTICIPATES," OR BY DISCUSSIONS OF STRATEGY THAT INVOLVES RISK AND UNCERTAINTY. MANAGEMENT CAUTIONS THE READER THAT THESE FORWARD-LOOKING STATEMENTS, INCLUDING THE DISCUSSIONS OF THE COMPANY'S GROWTH, OPERATING STRATEGIES AND EXPECTATIONS CONCERNING MARKET POSITION, FUTURE OPERATIONS, MARGINS, REVENUE, PROFITABILITY, HISTORICAL FACTS, ARE ONLY PREDICTIONS. THERE CAN BE NO ASSURANCE THAT ANY OF THESE EXPECTATIONS WILL BE REALIZED OR THAT ANY OF THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN WILL PROVE TO BE ACCURATE.

INVESTOR CONTACT:             MEDIA CONTACT:
      SHARON KIMMEL                   DON KING
      IEXALT, INC.                    BATES CHURCHILL INVESTOR RELATIONS
      281-600-4000                    713-267-7280
      SKIMMEL@IEXALT.NET

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